Exhibit 10.38

PROMISSORY NOTE MODIFICATION AGREEMENT

THIS         PROMISSORY         NOTE         MODIFICATION         AGREEMENT         (this “Modification”), dated this 10th day of August, 2020 (the “Effective Date”), is entered into by GB SCIENCES, INC. (the “Company”), and 483 MANAGEMENT, LLC (“483”).

WHEREAS, 483 is the holder of that certain Promissory Note issued by the Company, in the principal amount of $700,000, dated October 23, 2017 (the “Note”);

WHEREAS, concurrently with the execution of this Modification, the Company, GB Sciences Nopah LLC, Nopah 5 LLC, and 483 are entering into a Membership Interest Purchase Agreement (the “MIPA”) and a Management Services Agreement (the “Agreement”);

AND WHEREAS, 483 desires to enter into this Modification in order to induce the Company to enter into the MIPA and the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The principal sum shall be changed to $190,272.07.

2.	No payments of principal or interest are due until Maturity.

3.	Maturity shall be July 31, 2021.

4.    The Note shall no longer bear interest at the penalty interest rate unless and until there is a new event of Default.

5.    This Modification shall terminate and be of no further force in the event the MIPA or the Agreement is terminated (other than as a result of the Closing of the transactions thereunder).

6.    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and any action based upon this Agreement may be brought in the United States federal and state courts situated in Nevada only, and that shall each submit to the jurisdiction of such courts for all purposes hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Exhibit 10.38

GB SCIENCES, INC.

                                                                                           By:   /s/ John C Poss

Name: John C Poss

Title: CEO

483 MANAGEMENT, LLC

By:   /s/ William Moore

Name: Bill Moore

Title: Member

By:   /s/ Brian Moore

Name: Brian Moore

Title: Member

2